UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 23, 2004

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
  Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05               Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Corporate Office Properties Trust (the “Company”), through an affiliate, has agreed to acquire an 18.8 acre parcel of land located adjacent to property owned by the Company in Dayton, New Jersey from South Brunswick Land, L.P. (the “Seller”) for a purchase price of $500,000.  The purchase of this property was deemed to be a related party transaction as defined in Item 404(a) of Regulation S-K because the following members of the Company’s Board of Trustees and officers of the Company own partnership interests in the Seller:

                    Jay H. Shidler, Chairman of the Board of Trustees

                    Clay W. Hamlin, III, Chief Executive Officer and Trustee

                    Robert L. Denton, Trustee

                    James K. Davis, Jr., Vice President of Investments

The Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) requires prior approval of any such related party transactions by the Audit Committee of the Board of Trustees.  The Audit Committee granted a waiver of the Code of Ethics and, along with the Investment Committee of the Board of Trustees, approved the purchase of the above-referenced property effective on August 23, 2004.  Mr. Denton, a member of the Audit Committee, and Mr. Shidler, a member of the Investment Committee, both recused themselves from these considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 26, 2004

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Operating Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief
Financial Officer